Exhibit 99.1

Sirona Reports Fiscal 2013 Second Quarter Results

•	Second quarter revenues of $267.3 million, up 15.3% compared to prior year, or up 14.7% constant currency*.

•

Second quarter diluted earnings per share of $0.56 on a GAAP reported basis compared to $0.54 in the prior year. Second quarter non-GAAP adjusted EPS* of $0.75, up 11.3% compared to $0.67 in the prior year.

•

Management now anticipates FY13 constant currency revenue growth at 10% to 12% (previously 9% to 11%), and non-GAAP adjusted EPS* in the range of $3.36 to $3.43 (reflecting growth of approximately 11% to 13%, compared to previous guidance of $3.33 to $3.43).

Long Island City, New York, May 10, 2013 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended March 31, 2013.

Second Quarter Fiscal 2013 vs. Second Quarter Fiscal 2012 Financial Results

Revenue was $267.3 million, an increase of $35.5 million or up 15.3% (and up 14.7% on a constant currency basis). The Company’s business segments performed as follows: CAD/CAM Systems increased 21.1% (up 20.6% on a constant currency basis), Treatment Centers increased 17.6% (up 16.7% on a constant currency basis), Imaging Systems increased 11.8% (up 11.3% on a constant currency basis), and Instruments increased 2.9% (up 2.2% on a constant currency basis).

Revenue in the United States increased 12.1%, and revenues outside the United States increased 16.5% (up 15.7% constant currency). U.S. revenues benefited from strong demand for our Imaging and CAD/CAM products and the expanded agreement with Patterson. International sales were led by Germany and our non-European markets and were particularly strong in the CAD/CAM and Treatment Center segments.

Gross profit was $144.7 million, up $20.1 million. Gross profit margin was 54.1% in the second quarter of Fiscal 2013, compared to 53.8% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower deal related amortization which more than offset margin compression mainly due to product mix.

*	Non-GAAP adjusted EPS and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

Net income for the second quarter of 2013 was $31.7 million, or $0.56 per diluted share, versus $30.5 million, or $0.54 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the second quarter of 2013 was $0.75 compared to $0.67 in the prior year quarter or an increase of 11.3%. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At March 31, 2013, the Company had cash and cash equivalents of $156.1 million and total debt of $75.3 million, resulting in net cash of $80.7 million. This compares to net cash of $75.6 million at September 30, 2012.

Jeffrey Slovin, President and CEO of Sirona commented: “Sirona’s strong second quarter reflects our continued momentum in the marketplace. We posted record quarters in both CAD/CAM and Treatment Centers, up 20.6% and 16.7% respectively, on a constant currency basis. Importantly, our double digit growth was broad based, with the U.S. up 12.1%, and International markets up 15.7%, constant currency, led by Germany and non-European markets.”

Mr. Slovin continued: “Sirona once again demonstrated its market leadership at this year’s International Dental Show. We launched a record number of new products that improve the patient experience and dental practice. We launched “CAD/CAM for Everyone,” a significant expansion of our CAD/CAM product line to meet the diverse needs of our dentists and labs. With our current innovative product portfolio and our exceptional sales and service infrastructure, we are confident that Sirona is well positioned for future growth.”

Fiscal 2013 Guidance

Management now anticipates FY13 constant currency revenue growth at 10% to 12% (previously 9% to 11%), and non-GAAP adjusted EPS* in the range of $3.36 to $3.43 (reflecting growth of approximately 11% to 13%, compared to previous guidance of $3.33 to $3.43).

First Six Months Fiscal 2013 vs. First Six Months Fiscal 2012 Financial Results

Revenue was $539.7 million, an increase of $49.8 million or up 10.2% (up 11.4% on a constant currency basis). The Company’s business segments performed as follows: CAD/CAM Systems increased 17.3% (up 18.5% on a constant currency basis), Treatment Centers increased 10.6% (up 12.4% on a constant currency basis), Imaging Systems increased 6.7% (up 7.7% on a constant currency basis), and Instruments decreased 1.7% (down 0.1% on a constant currency basis).

Revenue in the United States increased 21.0%, and revenues outside the United States increased 6.1% (up 7.8% constant currency), with particularly strong performance in the CAD/CAM and Treatment Center segments.

Gross profit was $296.6 million, up $33.1 million. Gross profit margin was 54.9% in the first half of Fiscal 2013, compared to 53.8% in the prior year. Gross profit margin as a percentage of sales was positively impacted by lower levels of deal related amortization.

Net income for the six months ended March 31, 2013 was $70.0, or $1.24 per diluted share, versus $68.8 million, or $1.21 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share was $1.69 in the first half of Fiscal 2013 compared to $1.54 in the first half of Fiscal 2012 or an increase of 9.6%.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on May 10, 2013. The teleconference can be accessed by calling +1 866.318.8620 (domestic) or +1 617.399.5139 (international) using passcode # 33101324. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through May 17, 2013 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode #64526160. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1 718 482 2184

Joshua.Zable@Sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2013	2012	2013	2012
	$‘000s (except per share amounts)		$‘000s (except per share amounts)

Revenue	$267,326	$231,864	$539,730	$489,980
Cost of sales	122,620	107,215	243,153	226,548

Gross profit	144,706	124,649	296,577	263,432

Selling, general and administrative expense	83,992	72,667	169,775	146,313
Research and development	15,102	13,638	29,197	26,924
Provision for doubtful accounts and notes receivable	547	728	617	767
Net other operating income	(2,500)	(2,500)	(9,414)	(5,000)

Operating income	47,565	40,116	106,402	94,428

(Gain)/loss on foreign currency transactions, net	1,417	1,350	5,997	3,580
(Gain)/loss on derivative instruments	2,564	(2,936)	1,218	(2,500)
Interest expense, net	830	1,014	1,800	1,917
Other expense/(income)	342	228	682	490

Income before taxes	42,412	40,460	96,705	90,941
Income tax provision	10,179	9,305	25,405	20,916

Net income	32,233	31,155	71,300	70,025
Less: Net income attributable to noncontrolling interests	575	634	1,340	1,227

Net income attributable to Sirona Dental Systems, Inc.	$31,658	$30,521	$69,960	$68,798

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.58	$0.55	$1.27	$1.23
- Diluted	$0.56	$0.54	$1.24	$1.21
Weighted average shares - basic	54,928,332	55,683,043	55,083,264	55,804,656
Weighted average shares - diluted	56,202,296	56,916,390	56,384,483	57,025,942

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2013	2012
	(unaudited)
	$‘000s (except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$156,088	$151,088
Restricted cash	167	—
Accounts receivable, net of allowance for doubtful accounts of $1,535 and $1,408, respectively	126,311	132,569
Inventories, net	106,376	81,007
Deferred tax assets	28,271	24,781
Prepaid expenses and other current assets	24,211	17,622
Income tax receivable	1,946	2,213

Total current assets	443,370	409,280

Property, plant and equipment, net of accumulated depreciation and amortization of $139,845 and $125,706, respectively	146,496	143,351
Goodwill	644,134	631,077
Intangible assets, net of accumulated amortization of $463,173 and $446,447, respectively	309,924	288,556
Other non-current assets	4,337	9,382
Deferred tax assets	13,011	12,888

Total assets	$1,561,272	$1,494,534

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$67,442	$51,961
Short-term debt and current portion of long-term debt	344	478
Income taxes payable	10,729	14,906
Deferred tax liabilities	336	817
Accrued liabilities and deferred income	115,753	118,075

Total current liabilities	194,604	186,237

Long-term debt	75,000	75,000
Deferred tax liabilities	131,350	122,441
Other non-current liabilities	24,372	16,852
Pension related provisions	61,313	61,629
Deferred income	35,000	40,000

Total liabilities	521,639	502,159

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized; 56,868,619 shares issued and 54,937,167 shares outstanding at Mar. 31, 2013; 56,598,045 shares issued and 55,051,673 shares outstanding at Sept. 30, 2012	569	566
Additional paid-in capital	708,241	699,279
Treasury stock (at cost) 1,931,452 shares held at cost at Mar. 31, 2013; 1,546,372 shares held at cost at Sept. 30, 2012	(92,926)	(69,058)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	507,431	437,471
Accumulated other comprehensive income/(loss)	(36,420)	(29,797)

Total Sirona Dental Systems, Inc. shareholders’ equity	1,037,792	989,358

Noncontrolling interests	1,841	3,017

Total shareholders’ equity	1,039,633	992,375

Total liabilities and shareholders’ equity	$1,561,272	$1,494,534

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended
	March 31,
	2013	2012
	$‘000s

Cash flows from operating activities
Net income	$71,300	$70,025

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,457	38,460
(Gain)/loss on disposal of property, plant and equipment	93	—
(Gain)/loss on derivative instruments	1,218	(2,500)
(Gain)/loss on foreign currency transactions	5,997	3,580
Deferred income taxes	5,374	(8,147)
Amortization of debt issuance cost	277	351
Share-based compensation expense	8,352	4,290

Changes in assets and liabilities
Accounts receivable	2,689	(18,606)
Inventories	(25,333)	(8,262)
Prepaid expenses and other current assets	(6,902)	(6)
Restricted cash	(167)	646
Other non-current assets	(5)	(234)
Trade accounts payable	16,118	(5,431)
Accrued liabilities and deferred income	(24,252)	(16,932)
Other non-current liabilities	2,386	522
Income taxes receivable	260	1,208
Income taxes payable	(4,208)	6,140

Net cash provided by operating activities	89,654	65,104

Cash flows from investing activities
Investment in property, plant and equipment	(22,270)	(18,208)
Proceeds from sale of property, plant and equipment	83	—
Prepayments for other assets	—	(4,612)
Purchase of intangible assets	(39)	(72)
Acquisition of business, net of cash acquired	(35,019)	—

Net cash used in investing activities	(57,245)	(22,892)

	Six months ended
	March 31,
	2013	2012
	$‘000s

Cash flows from financing activities
Repayments of short-term and long-term debt	(98)	(433,093)
Proceeds from borrowings	—	141,783
Purchase of treasury stock	(23,868)	(16,779)
Debt issuance cost	—	(2,765)
Purchase of shares from noncontrolling interest	(870)	—
Dividend distributions to noncontrolling interest	(1,435)	(1,689)
Common shares issued under share based compensation plans	3,582	1,664
Tax effect of common shares issued under share based compensation plans	(3,290)	(1,067)

Net cash used in financing activities	(25,979)	(311,946)

Change in cash and cash equivalents	6,430	(269,734)
Effect of exchange rate change on cash and cash equivalents	(1,430)	1,665
Cash and cash equivalents at beginning of period	151,088	345,859

Cash and cash equivalents at end of period	$156,088	$77,790

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures (unaudited)

	GAAP Reconciliation to Non-GAAP
	Three months ended March 31, 2013
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$‘000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$31,658	$0.56
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$9,766	$2,344	7,422
(Gain)/loss on foreign currency transactions, net	1,417	340	1,077
(Gain)/loss on derivative instruments	2,564	615	1,949

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$42,106	$0.75

*	tax impact calculated using estimated effective tax rate of 24%

	GAAP Reconciliation to Non-GAAP
	Three months ended March 31, 2012
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$30,521	$0.54
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,707	$2,693	9,014

(Gain)/loss on foreign currency transactions, net	1,350	311	1,040
(Gain)/loss on derivative instruments	(2,936)	(675)	(2,261)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$38,314	$0.67

**	tax impact calculated using estimated effective tax rate of 23%

	GAAP Reconciliation to Non-GAAP
	Six months ended March 31, 2013
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$‘000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$69,960	$1.24
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$19,399	$4,656	14,743
(Gain)/loss on foreign currency transactions, net	5,997	1,439	4,558
(Gain)/loss on derivative instruments	1,218	292	926
Other items:
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2,196		2,196
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the previous CEO and Chairman	3,764	903	2,861

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$95,243	$1.69

*	tax impact calculated using estimated effective tax rate of 24%

	GAAP Reconciliation to Non-GAAP
	Six months ended March 31, 2012
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$68,798	$1.21
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$23,666	$5,443	18,223

(Gain)/loss on foreign currency transactions, net	3,580	823	2,757
(Gain)/loss on derivative instruments	(2,500)	(575)	(1,925)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$87,852	$1.54

**	tax impact calculated using estimated effective tax rate of 23%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

	Low End of Guidance
	Pre Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. Shareholders			$157	$2.76
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$38	$9	$29

(Gain)/loss Foreign Currency Transactions, net**	—	—	—
(Gain)/loss on derivative instruments, net**	—	—	—
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2		2
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	4	1	3

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$191	$3.36

	High End of Guidance
	Pre Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$161	$2.84
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	38	$9	$29
(Gain)/loss Foreign Currency Transactions, net**	$—	—	$—
(Gain)/loss on derivative instruments, net**	—	—	—
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2		2
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	4	1	3

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$195	$3.43

**	We are unable to provide estimates for these items because we are unable to predict the 2013 and long-term impact of foreign exchange due to unpredictability of future changes in foreign exchange rates.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, gain/loss on foreign currency transactions, gain/loss on derivative instruments and any related tax effects and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We additionally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the three and six months ended March 31, 2013, were $1.32086 and $1.30884, respectively, and varied from $1.28296 to $1.33851. For the three and six months ended March 31, 2012, an average exchange rate converting Euro denominated revenues into U.S. Dollars of $1.31098 and $1.33027, respectively, was applied.

Our forecasted 2013 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2013 constant currency net revenue growth to our full-year projected 2013 net revenue growth because we are unable to predict the 2013 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.